UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 16, 2016
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Netherlands Sale (as defined below), on June 16, 2016, Ciber, Inc. (“Ciber”), for itself and on behalf the other borrowers party thereto, and Ciber AG entered into Consent and Amendment No. 6 (the “Amendment”) to the Credit Agreement with Wells Fargo Bank, N.A., dated May 7, 2012. The Amendment provides for a consent to and a release of the assets sold in the Netherlands Sale. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On June 16, 2016 (the “Closing Date”), Ciber Nederland B.V. (“Ciber Nederland”), a subsidiary of Ciber and Ultraflex B.V. (“Ultraflex”), a wholly-owned subsidiary of ManpowerGroup Netherlands B.V. (“Manpower Netherlands”), completed the sale of certain of the assets and liabilities of Ciber Nederland, which operates Ciber’s Dutch business (the “Netherlands Sale”), as contemplated by the asset purchase agreement between Ciber Nederland and Manpower Netherlands, dated June 6, 2016 (the “Agreement”). Immediately prior to the closing on June 16, 2016, Ciber and Manpower Netherlands, as the original purchaser under the Agreement, entered into an amendment to the Agreement (the “Netherlands Amendment,” and the Agreement and the Netherlands Amendment together, the “Purchase Agreement”), pursuant to which Manpower Netherlands assigned its rights as purchaser under the Agreement to Ultraflex. Subject to the terms of the Purchase Agreement, Ultraflex agreed to pay, in the aggregate, a $25.0 million (USD) cash purchase price (the “Purchase Price,” which price includes $5.0 million to be held in escrow (the “Escrow Amount”), to be released in equal parts at 12 and 18 months from the Closing Date). The Purchase Price also is subject to a purchase price adjustment six months after closing with respect to the retention of certain Ciber Nederland customers, which adjustment is capped at the Escrow Amount. The Purchase Agreement also contains representations and warranties and covenants, as well as indemnification provisions customary for transactions of this nature. Ciber Nederland will continue to be involved in the full transition of the business to Ultraflex after the closing of the transaction.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated financial statements of Ciber, Inc. giving pro forma effect to the disposition of certain assets and liabilities of Ciber Nederland B.V. for the twelve months ended December 31, 2015 and the three months ended March 31, 2016 are not included in this Current Report on Form 8-K, and will be filed with an amendment to this Current Report on Form 8-K within four business days of the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: June 17, 2016	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer